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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-31127 of ISI Strategy Fund, Inc. of our report dated June 29, 2001, appearing in the Annual Report of ISI Strategy Fund, Inc. for the year ended May 31, 2001, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
September 25, 2001